UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1169 Yumeng Road

Ruian Economic Development District

Ruian City, Zhejiang Province

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code:    86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 5, 2016 SORL Auto Parts, Inc. (the “Company”), through its principal operating subsidiary, Ruili Group Ruian Auto Parts Co., Ltd. (the “Subsidiary”), entered into a Purchase Agreement (the “Purchase Agreement”) with Ruili Group Co., Ltd., a related party under common control with the Company (the “Ruili Group”), pursuant to which the Company agreed to purchase the land use rights and factory facilities located at No. 2666 Kaifaqu Avenue, Rui’an Economic Development Zone, Rui’an City, Zhejiang Province, the People’s Republic of China (the “Development Zone Facility”).

In exchange for the Development Zone Facility, the Company will transfer to the Ruili Group the land use rights and factory facilities located at No. 1169 Yumeng Road, Rui’an Economic Development Zone, Rui’an City, Zhejiang Province, the People’s Republic of China (the “Dongshan Facility”) that the Subsidiary currently owns, plus RMB501 million in cash. The cash consideration in the amount of RMB481 million will be paid to the Ruili Group before June 30, 2016, and the remaining RMB20 million will be paid within 10 days of completion of the required procedures for transferring the title of the facilities and the land use right as specified in the Purchase Agreement.

The total floor area of the Dongshan Facility is 58,714 square meters, which the Company purchased from the Ruili Group in 2007. The total floor area of the Development Zone Facility is 157,619 square meters, which will provide more manufacturing and service capacity to support the Company’s future growth. The Company is currently leasing 89,229 square meters of the Development Zone Facility from Ruili Group for its brake systems business, which lease will expire on December 31, 2017. This lease will be terminated upon the completion of the purchase. The Company plans to transfer its operations from the Dongshan Facility to the Development Zone Facility as soon as practical after the completion of the purchase. The purchase of the Development Zone Facility would allow the Company to acquire full ownership and control over these important production facilities.

The transaction was approved by a committee of independent directors of the Company based on the valuation reports of the Development Zone Facility and the Dongshan Facility provided by DTZ/Cushman & Wakefield, an independent real estate appraisal firm. According to such valuation reports, the market valuations of the Development Zone Facility and Dongshan Facility are RMB626 million and RMB125 million respectively.

A copy of the definitive purchase agreement describing the transaction is attached as exhibit 10.1 hereto and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: May 6, 2016	/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of May 5, 2016